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                                                                      EXHIBIT 99


[TACT LOGO]        Richard D. Falcone, CFO        Joseph M. Zappulla
                   TACT                           Wall Street Investor Relations
                   732-499-8228                   212-714-2445
                   rfalcone@tact.com              jzappulla@wallstreetir.com


FOR IMMEDIATE RELEASE


                        THE A CONSULTING TEAM SATISFIES
                          NASDAQ LISTING REQUIREMENTS
                         Symbol to Revert Back to TACX

NEW YORK, NY, January 26, 2004 - The A Consulting Team, Inc. ("TACT") (Nasdaq
SmallCap: TAXCD), an IT and e-Service provider to Fortune 1000 companies, today announced that it has been notified by NASDAQ that it is in compliance with the continued listing requirements for the NASDAQ SmallCap Market. Accordingly, the Company's trading symbol will revert back to TACX from it current trading symbol, TAXCD, effective Tuesday, January 27, 2004.


         About TACT

TACT (Nasdaq: TACXC) is an end-to-end IT Services and e-Services provider to Fortune 1000 companies and other large organizations. TACT through its SMART Approach, a leading edge set of end-to-end solutions and services that include Strategy, Methodology, Architecture, Resources and Tools provides its clients with modernization services, which include systems that should be replaced and rewritten, enhanced, converted or Web Enabled. More information about TACT(R) can be found at its web site at


"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 28, 2003.